UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

FSP GALLERIA NORTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51940	20-1641289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

FSP Galleria North Corp. (the “Registrant”) is a Delaware corporation formed to purchase, own and operate a sixteen-story Class “A” office tower containing approximately 379,518 rentable square feet of space located on approximately 4.8 acres of land in Dallas, Texas (the “Property”).  The Registrant operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The Registrant acquired the Property through a limited partnership, FSP Galleria North Limited Partnership (the “Property Owner”), of which the Registrant is the sole limited partner and of which FSP Galleria North LLC, a wholly-owned subsidiary of the Registrant, is the sole general partner. The sole business of the Property Owner is to own and operate the Property; the sole business of each of FSP Galleria North LLC and the Registrant is to hold the equity interests of the Property Owner.

Second Amendment to Office Lease Agreement with DealerTrack Technologies, Inc.

Effective October 4, 2013, the Property Owner and DealerTrack Technologies, Inc. (“DealerTrack Technologies”) entered into a Second Amendment to Office Lease Agreement (the “Second Amendment”), whereby the Property Owner and DealerTrack Technologies agreed to expand DealerTrack Technologies’ leased premises at the Property to include 24,907 square feet of additional space on the seventh floor (the “Expansion Space”) commencing on or about April 1, 2014. The expiration date of the Expansion Space is May 31, 2023, which is the same as the rest of DealerTrack Technologies’ leased premises at the Property. With the addition of the Expansion Space, DealerTrack Technologies increased the aggregate amount of its leased premises at the Property from approximately 108,966 square feet, or approximately 28.71% of the Property’s rentable area, to approximately 133,873 square feet, or approximately 35.27% of the Property's rentable area. After giving effect to the Expansion Space, the Property will be approximately 85% leased.

The Second Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Second Amendment is qualified in its entirety by the complete text of the Second Amendment filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP GALLERIA NORTH CORP.

Date: October 9, 2013	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Second Amendment to Office Lease Agreement between FSP Galleria North Limited Partnership and DealerTrack Technologies, Inc. dated effective October 4, 2013

*Filed herewith.

4